# FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the "Forbearance Agreement") is made as of the 18th day of August, 2009, by and among Nutrition 21 Inc. ("Nutrition 21"), a New York corporation ,Nutrition 21, LLC ("Nutrition LLC"), a New York limited liability company, and Iceland Health, LLC ("Iceland"), a New York limited liability company with offices located at 4 Manhattanville Road, Purchase, New York 10577_ (Nutrition 21, Nutrition LLC and Iceland are collectively referred to herein as the "Obligors") and Gerber Finance Inc., a New York corporation with offices located at 110 East 55th Street, New York, New York 10022 ("Lender").

**WITNESSETH:**

**WHEREAS**, on or about June, 30, 2007, the Lender made a loan in the form of a revolving credit facility evidenced by a Loan and Security Agreement (the "LSA") to provide for a maximum principal amount of $5,000,000.00, plus interest and other charges thereon (the "Obligations"), the terms of which were amended on or about February 8, 2008, May 30, 2008 and June 30, 2009 (collectively referred to herein as the "Loan"); and

**WHEREAS**, on or about June 30, 2007, as further security for the Loan, Nutrition 21 executed and delivered to the Lender its written Guaranty guaranteeing the Obligations of Nutrition LLC and Iceland owed to the Lender (the LSA and enumerated amendments thereto, the Nutrition 21 PSA and the Guaranty, as well as any other documents executed in connection therewith, are collectively referred to herein as the "Loan Documents"); and

**WHEREAS**, on or about February 8, 2008, as further consideration for the Loan, the amendment thereto and Lender's waiver of certain defaults, Nutrition 21 executed and delivered to the Lender a Pledge and Security Agreement (the "Nutrition 21 PSA") ; and

**WHEREAS**, the Obligors defaulted pursuant to the terms of the Loan as a result of the Obligors' failure to generate positive Net Income for the fiscal quarter ending June 30, 2009 in violation of Section 13(d) of the LSA, as amended; and

**WHEREAS**, by letter dated August 13, 2009 (the "August Letter") the Lender advised the Obligors that an Event of Default (the "Default") had occurred by virtue of the circumstances enumerated above and that the Lender was exercising its rights to accelerate and declare the Obligations under the Loan immediately due and payable; and

**WHEREAS**, the Obligors have requested Lender's forbearance in exercising its rights and remedies under the Loan Documents; and

**WHEREAS**, Lender is agreeable to forbearing from enforcing its rights under the Loan Documents under the terms set forth herein below; and

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**WHEREAS,** the parties hereto seek to memorialize the terms of their agreement by this writing.

**NOW, THEREFORE,** in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is herein agreed as follows:

1. **Incorporation of Recitals.** All of the above recitals are hereby incorporated by reference and made part of this Forbearance Agreement.

2. **Definitions.** Unless otherwise specifically defined herein, capitalized terms utilized herein shall have the meanings ascribed to them in the Loan Documents.

3. **Acknowledgment by the Obligors.** The Obligors hereby acknowledge and represent that:

a) As of August 12, 2009, the Obligors are indebted to Lender in the amounts listed on Exhibit "A" (the "Outstanding Amount") pursuant to the Loan Documents, plus interest continuing to accrue, other charges and attorneys' fees pursuant thereto.

b) Such Outstanding Amount is due to Lender without any defense, offset, counterclaim or claim of recoupment whatsoever.

c) Nutrition 21 and Nutrition 21 LLC hereby acknowledge, confirm and agree that Lender has and shall continue to have valid, enforceable and perfected Liens upon and in the Collateral heretofore granted to Lender pursuant to the Loan Agreement or otherwise granted to or held by Lender and such Liens are prior to all other Liens on the Collateral except for Permitted Liens which have priority by operation of law.

d) The Obligors are in default under the Loan Documents as set forth in the August Letter, and Lender has the right, subject to the provisions contained herein, at any time, to demand payment of the Obligations in full.

e) The Loan Documents are, and shall remain, in full force and effect, except as amended herein and pursuant to the ancillary documents executed in connection with this Forbearance Agreement and are enforceable in accordance with their terms.

f) By virtue of the Default, Lender has the right to accelerate all sums due pursuant to the Loan Documents and has the right to enforce all rights and remedies, at law or in equity, available to Lender with respect to the Loan Documents.

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g) Obligors acknowledge that they have voluntarily offered to execute this Forbearance Agreement and all documents to be executed in connection herewith and have delivered same of their own volition and upon the advice of counsel of their own selection, and that this agreement and all documents executed in connection therewith are valid and binding and that they have no claim or defense with respect to same.

h) The execution and delivery of this Forbearance Agreement by Obligors and the compliance with the terms hereof do not violate any provisions of the corporate documents of any Obligor and do not violate any provisions of any existing law or regulation or any writ or decree of any court or governmental instrumentality or any agreement or instrument to which any Obligor is a party or which is binding upon any Obligor or its assets and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever. No consent of any other party and no consent, license, approval or authorization or registration or declaration with, any governmental bureau or agency is required in connection with the execution, delivery, performance, validity and enforceability of this Forbearance Agreement.

i) This Forbearance Agreement is intended to supplement and amend but not supersede the Loan Documents and the rights and obligations of the parties under same and any other loan documents shall not in any way be vacated, modified or terminated except as herein provided. All terms and conditions contained in each and every agreement or other evidence of indebtedness of Obligors to Lender are incorporated herein by reference.

j) As of the date hereof, this Forbearance Agreement has been duly authorized executed and delivered by the Obligors.

k) The Obligors hereby represent and warrant that all financial statements, affidavits of financial condition and other financial information delivered or provided or to be delivered or provided by Obligors, if any, to Lender are, or will be, true, correct and accurate.

l) The Obligors hereby represent and warrant that all warranties and representations made to Lender as of the date hereof are true, correct and accurate.

4. <u>**Confirmation and Reaffirmation of Loan Documents.**</u> The Obligors each hereby confirm and reaffirm the Loan Documents.

5. <u>**Terms of Forbearance**</u>. Lender agrees to forbear, from the date hereof through <u>**November 16, 2009**</u> (the "Forbearance Period") from exercising any

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or all rights granted to Lender under the Loan Documents and this Forbearance Agreement or at law or in equity, upon the terms and conditions hereinafter set forth provided that Lender has no obligation to continue its forbearance in the event that Obligors fail to comply, at any time with any one or more of the requirements imposed upon it as set forth below:

a) The Obligors will pay the Obligations to the Lender according to the following formula:

i) August, 2009: From execution of this Forbearance Agreement, the Lender will retain fifty (50%) per cent of the Obligors' cash receipts from customers (the "Cash Receipts") until the Lender has retained a total amount (in each of sections "i" - "iv" hereof, the "Required Payment") in August 2009 of Two Hundred Thousand Dollars and no cents ($200,000.00), which Required Payment will be applied as a credit against the Obligations;

ii) September, 2009: the Lender will retain fifty (50%) per cent of the Obligors' Cash Receipts in September 2009 until the Lender has retained a total amount in September 2009 of Five Hundred Thousand Dollars and no cents ($500,000.00), which Required Payment will be applied as a credit against the Obligations;

iii) October, 2009: the Lender will retain fifty (50%) per cent of the Obligors' Cash Receipts in October 2009 until the Lender has retained a total amount in October 2009 of Five Hundred Thousand Dollars and no cents ($500,000.00), which Required Payment will be applied as a credit against the Obligations;

iv) November, 2009: the Lender will retain fifty (50%) per cent of the Obligors' Cash Receipts in November 2009 until the Lender has retained a total amount in November 2009 of (A) Five Hundred Thousand Dollars and no cents ($500,000.00) or (B) the then remaining outstanding balance of the Obligations, whichever is less; which Required Payment will be applied as a credit against the Obligations.

b) In each of the months set forth in Paragraph "5(a)":

i) Lender will allow Obligors to borrow the second 50% of the Cash Receipts and any Cash Receipts in excess of the Required Payment amount and

c) The Obligors shall pay a fee (the "Forbearance Fee") to Lender in the

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amount of 2% of the Outstanding Amount owing to Lender on August 27th plus 2% of the Outstanding Amount owing to Lender on each of the 30th day thereafter. While this Forbearance Fee is earned and payable upon execution of this Forbearance Agreement it will be added to the Obligations and will be paid at the end of the Forbearance Period.

d) Simultaneously with the execution of this Forbearance Agreement, the Lender will deliver to the Obligors a written waiver of the Default set forth in the August Letter and withdraw the August Letter;

e) The Lender agrees in the event either Arnold Blair or Mark H. Stenberg (the "Note Holders") invoke any default under certain notes executed by Nutrition 21 to each of them dated August 25, 2006, each in the principal amount of $1,250,000.00 (the "Blair/Sternberg Notes"), unless said Note Holders take any action which impairs the business operations of Nutrition 21, the Lender will not exercise its rights to invoke a cross-default under the Loan Documents as a result thereof.

6. **Representations, Warranties and Covenants by Obligors**. Obligors hereby represent and warrant that:

a) The Obligors' request for forbearance is based upon the intention of the Obligors to fully comply with the terms and conditions of this Forbearance Agreement and that the Obligors each have the present capacity to so comply.

b) In the event that the Obligors do not fully and strictly comply with the terms hereof or an Event of Default occurs hereunder, Lender shall be entitled to exercise all rights and remedies available to it under law and in equity without further notice except as may be otherwise specifically provided for herein and without any requirement to post a bond or any other security, it being expressly understood that Lender's obligation to forbear hereunder shall terminate.

c) No Obligor shall cause or allow to be executed any pledge, security agreement, mortgage or deed of trust covering all or any portion of any of the Obligors' assets to any third party, or borrow or incur any additional indebtedness without satisfactory subordination to the Lender and without obtaining Lender's prior written consent, which may be withheld in its sole discretion.

d) Obligors shall take on no additional debt without the Lender's prior written consent unless such debt will be used to payoff the Lender.

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e) The Obligors have each approved the terms of this Forbearance Agreement and have authorized an officer or managing member to execute this Forbearance Agreement and related documents on behalf of the respective entity.

f) No Obligor shall grant any confession of judgment to any third party.

7. **Default.** An occurrence of any one of the Events of Default set forth in paragraph numbered "8" shall entitle Lender to immediately pursue all rights and remedies available to Lender at law or equity without further notice except as maybe otherwise specifically provided for herein and without any requirement to post or bond or other security to enforce the Loan Documents in accordance with their terms and to collect the full amounts due and owing pursuant to the Loan Documents including all interest and other charges accruing thereunder. It is specifically agreed that in addition to, and without prejudice to any of Lender's rights to enforce the Loan Documents, the Lender may file an action to enforce this Forbearance Agreement in any State or Federal Court which has jurisdiction. In the event an action to enforce this Forbearance Agreement is filed, each of the Obligors expressly waive any right they may have to a trial by jury.

8. **Events of Default.** An "Event of Default" under this Forbearance Agreement, entitling Lender to terminate its forbearance hereunder and exercise all rights and remedies accorded to the Lender pursuant to the Loan Documents at law or in equity, shall mean the occurrence of any of the following:

a) the failure of the Obligors to timely comply with and perform all financial obligations enumerated in paragraph numbered "5" of this Forbearance Agreement which failure is not cured within ten (10) business days of giving of written notice;

b) the failure of the Obligors to timely comply with and perform any and all non-monetary obligations, including, but not limited to, those enumerated in paragraph numbered "5" of this Forbearance Agreement which failure is not cured within ten (10) business days of giving of written notice;

c) the occurrence of any additional Event of Default pursuant to the Loan Documents separate and distinct from those enumerated herein;

d) the failure of Obligors to observe, or timely comply with, or perform any other covenant or term contained in this Forbearance Agreement;

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e) if any of the Obligors file for voluntary bankruptcy protection (or any law similar or analogous in purpose or effect) or if an involuntary bankruptcy petition is filed against any of the Obligors;

f) if any warranty or representation made or deemed made by the Obligors in this Forbearance Agreement, the Loan Documents or any document executed in connection therewith is determined to be false or untrue.

g) if Lender discovers any material misfeasance or malfeasance by any of the Obligors;

h) if any judgment in is entered against any Obligor, the execution of which impairs the business operations of the Obligors;

9. **Acceptance of Payments.** Any and all payments delivered to Lender by or on behalf of the Obligors, whether or not required hereunder and whether or not a default has occurred, may nevertheless be accepted by Lender without prejudice to or constitute a waiver of its rights and remedies hereunder. Notwithstanding anything contained herein, such payments shall be applied by Lender in such order as Lender may deem advisable in its sole discretion.

10. **Amendments and Waivers.**

a) This Forbearance Agreement cannot be modified, amended, altered, waived, changed or discharged, either orally or by course of dealing between Obligors and Lender. This Forbearance Agreement can only be amended by a written agreement, executed on behalf of the party against whom enforcement of any such waiver, change, modification or discharge is sought.

b) No delay on the part of Lender in exercising any rights granted hereunder or in taking any action to compel or enforce payment of the Obligations shall operate as a waiver of any such rights or in any manner prejudice Lender's right against any or all of the Obligors. A waiver as to any one default shall in no way be construed as continuing or as preventing the exercise of such rights or remedies with respect to subsequent defaults.

c) Any rights or remedies provided for in this Forbearance Agreement may be exercised individually or concurrently and in any order which Lender, acting in its sole discretion, may elect.

11. **Expiration of Term of Forbearance**. The forbearance contemplated herein shall terminate no later than the close of business day on **November 16, 2009**.

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12. **Release by Obligors**. In consideration of the forbearance granted by Lender pursuant to this Forbearance Agreement, Obligors hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemenitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

13. **Representation by Counsel**. Obligors acknowledge and agree that they have voluntarily offered to execute this Forbearance Agreement and were given copies of this Forbearance Agreement for review and that they were given ample opportunity to consult with counsel. Obligors represents that they did consult with counsel and freely and voluntarily elected to proceed following such consultation.

14. **Construction/Captions/Severability/Etc.**

a) This Forbearance Agreement shall be construed so that the masculine shall include the feminine and the singular, the plural, and vice versa.

b) Any provision hereof which shall be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

c) Captions have been inserted for convenience of reference, only, and shall not be deemed to constitute part of the substance of this Forbearance Agreement.

d) Any capitalized term not defined herein shall be defined by the definition for such term set forth in this Forbearance Agreement or the Loan Documents.

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e) This Forbearance Agreement may be executed in counterparts, each of which, when taken together, shall be deemed one and the same instrument.

15. **Waiver of Jury Trial**. The parties hereto hereby waive their right to a trial by jury in any litigation relating to the subject matter hereof and/or to the agreements, documents and instruments of any party evidencing, securing an/or governing the obligations of the Obligors to Lender.

16. **Governing Law/Jurisdiction.** This Forbearance Agreement shall be deemed a contract made in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby consent to the jurisdiction of any Federal or State Court located in Westchester County in the State of New York. The Obligors hereby agree that service upon them by mail, at the address first written above, shall constitute valid and sufficient service of process of any proceedings instituted by Lender in any court.

17. **Sale, Assignment, Etc.** Obligors acknowledge that Lender may sell, assign, securitize or participate interest in all or any part of the obligations to such banks, insurance companies, pension funds, trusts or other entities or parties or investors, related or unrelated to Lender, as may be selected by Lender in its sole and absolute discretion (a "Credit Provider") and on terms and conditions satisfactory to Lender in its sole and absolute discretion. In the event that Lender seeks to sell, assign, securitize or participate interest in all or any part of the obligations, then Borrowers hereby authorize Lender to release, without notice, all or part of any financial or credit information provided by it to Lender to any Credit Provider. Obligors agree to cooperate in all respects with Lender and any Credit Provider in connection with any such sale, assignment, securitization or participation and shall execute and deliver such estoppels, instruments and documents as may be requested by Lender or such Credit Provider.

18. **Time of Essence**. The Obligors hereby acknowledge that subject only to cure periods as expressly set forth herein in Paragraph numbered "8 ", time is of the essence for the full performance by the Obligors of each and every term and condition set forth in this Forbearance Agreement.

19. **Entire Agreement**. This Forbearance Agreement represents the entire agreement between the parties with respect to the subject matter hereof and thereof and supercedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof and thereof. This Forbearance Agreement may not be changed or modified unless done in writing and signed by the party (ies) to be charged.

20. **Counterparts.** This Forbearance Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which together shall constitute but a single document.

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21. **Notices.** All notices under this Forbearance Agreement shall be in writing and shall be sent via overnight delivery to the parties indicated below. Notice shall be deemed given when received by a nationwide overnight delivery service addressed to the following parties:

**If to Lender:**

Gerber Finance Inc.
110 East 55th Street
New York, New York 10022
Attn: Mr. Gerald Joseph, President

**With a copy to Lender's attorneys:**

Loeb & Loeb, LLP
345 Park Avenue
New York, New York 10154-1895
Attn: Miriam Cohen

**If to Obligors:**

Nutrition 21, Inc.
4 Manhattanville Road
Purchase, New York 10577
Attn: Mr. Alan Kirschbaum, CFO

Nutrition 21, LLC
C/O Nutrition 21,Inc

Iceland Health, LLC
C/O Nutrition 21, Inc

**With a copy to Obligors' attorney:**

Folger & Folger
521 Fifth Ave 24th Floor
New York, NY 10175

22. **Further Assurances; Authorization to Complete Documents.** The parties hereby

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agree to execute and deliver any and all additional documents reasonably requested by the other parties necessary to effectuate the terms of this Forbearance Agreement.

**IN WITNESS WHEREOF,** the undersigned have set their hands and seals and/or caused this Forbearance Agreement to be signed by their proper corporate or company officers or representatives the day and year first written above.

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**ACKNOWLEDGED AND AGREED:**

**Gerber Finance, Inc.**

By: ______________________
Name: Gerald Joseph
Title: President

**Nutrition 21, Inc.**

By: ______________________
Name: ALAN KIRSCHBAUM
Title: CFO

**Nutrition 21, LLC**

______________________
Name: ALAN KIRSCHBAUM
Title: CFO

**Iceland Health, LLC**

______________________
Name: ALAN KIRSCHBAUM
Title: CFO

STATE OF New York
COUNTY OF Westchester )

On the 18th day of August, 2009, before me the undersigned, personally appeared Alan Kirschbaum N21, Inc. known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the foregoing instrument.

______________________
Notary Public

GAIL MARIE KRALJEVIC
Notary Public, State of New York
No. 01KR6015426
Qualified in Westchester County
Commission Expires 10/26/2010

C:\DOCUMENTS AND SETTINGS\ALANK.CORPHQ\LOCAL SETTINGS\TEMPORARY INTERNET FILES\OLK1E\FORBEARANCE AGT 08-09.DOC

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STATE OF New York)
COUNTY OF Westchester)

On the 18th day of August, 2009, before me the undersigned, personally appeared Alan Kirschbaum, W21, LLC. known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the foregoing instrument.

_______________________
Notary Public

GAIL MARIE KRALJEVIC
Notary Public, State of New York
No. 01KR6015426
Qualified in Westchester County
Commission Expires 10/26/2010

STATE OF New York)
COUNTY OF Westchester)

On the 18th day of August, 2009, before me the undersigned, personally appeared Alan Kirschbaum Iceland Health, LLC known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the foregoing instrument.

Gail Marie Kraljevic
Notary Public

GAIL MARIE KRALJEVIC
Notary Public, State of New York
No. 01KR6015426
Qualified in Westchester County
Commission Expires 10/26/2010

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STATE OF New York )

COUNTY OF New York )

On the 18[th] day of August, 2009, before me the undersigned, personally appeared Gerald Joseph of Gerber Finance Inc., known to me or proved to me on the basis of satisfactory evidence, to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the foregoing instrument.

Notary Public

JENNIFER MCGUINNESS
NOTARY PUBLIC-STATE OF NEW YORK
No. 01MC6163305
Qualified in Suffolk County
My Commission Expires March 19, 2011

## EXHIBIT "A"

## OUTSTANDING AMOUNT (As of August 12, 2009)

| | |
|---|---|
| Principal: | $ 1,586,004.00 |
| Outstanding Interest: | $ 4,253.08 |
| Fees | $ 2,045.00 |
| Subtotal: | $ 1,592,302.08 |
| Forbearance Fee | $ 2% of the Outstanding Amount owing to Lender on August 27th plus 2% of the Outstanding Amount owing to Lender on each of the 30th day thereafter. |

* Interest has been calculated at the Note Rate.

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